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                               POWER OF ATTORNEY

City of Boston

Commonwealth of Massachusetts

With respect to each of Columbia Seligman Premium Technology Growth Fund, Inc., Tri-Continental Corporation, and any other closed-end investment company for which Columbia Management Investment Advisers, LLC now or hereafter serves as investment adviser, the undersigned hereby appoints Scott R. Plummer, Paul B. Goucher, Christopher O. Petersen, Joseph D'Alessandro, Ryan C. Larrenaga or Megan E. Garcy, attorney-in-fact and agent, with full power of substitution and resubstitution, for in name and stead, to sign and file Forms 3, 4 and 5 (Initial Statement of Beneficial Ownership of Securities, Statement of Changes in Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership of Securities promulgated under Section 16(a) of the Securities Exchange Act of 1934), or further amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission (the SEC) pertaining thereto, including, but not limited to, such applications as may be necessary to file electronically with the SEC, with full power and authority to do and perform all acts and things requisite and necessary to be done on the premises.

Dated the 4th day of April, 2017


/s/ James Robert Cielinski
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James Robert Cielinski